                                                       SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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        [   ]    Soliciting Material Pursuant to § 240.14a-12

                                                         ACXIOM CORPORATION
                                           (Name of Registrant as Specified in Its Charter)

                                ________________________________________________________________________
                                (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                               ACXIOM CORPORATION
                                                 1 Information Way
                                            Little Rock, Arkansas 72202
                                                   501.342.1000
                                                  www.acxiom.com

                                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                              To Be Held August 4, 2004

                                                   [ACXIOM LOGO]

         Please join us for the 2004 Annual Meeting of Stockholders of Acxiom Corporation.  The meeting will be held on Wednesday, August 4, 2004, at 10:00 a.m. CDT at the Acxiom River Market Building, 601 East Third Street,
Little Rock, Arkansas.

         We are holding this meeting to:

         1.       Elect four directors to serve until the 2007 Annual Meeting of Stockholders;

         2.       Approve an increase in the number of shares available under the 2000 Stock Option Plan; and

         3.       Transact any other business that properly comes before the meeting.

         To vote at the meeting, you must be a stockholder of record at the close of business on June 16, 2004.

                                                     By Order of the Board of Directors

                                                              Catherine L. Hughes
                                                                    Secretary

Little Rock, Arkansas
June 25, 2004

                                               YOUR VOTE IS IMPORTANT!

                      PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE BY TELEPHONE
                             OR THROUGH THE WEBSITE LISTED IN THE VOTING INSTRUCTIONS.

                                                 TABLE OF CONTENTS

                                                                i

                                                                ii

                                               QUESTIONS AND ANSWERS

Q:       Who can vote?

A:       If you owned any shares of Acxiom at the close of business on June 16, 2004, you are entitled to vote.

Q:       How many shares can vote?

A:       Every stockholder is entitled to one vote for each share held.  As of June 16, 2004, our record date,
         86,346,400 shares of common stock were issued and outstanding and are eligible to vote.  A list of our stockholders will be available for review at our principal offices, 1 Information Way, Little Rock,
         Arkansas 72202, for at least 10 days prior to the 2004 annual meeting.

Q:       What may I vote on?

A:       The election of Dr. Mary L. Good, Rodger S. Kline, Stephen M. Patterson and James T. Womble to the Board
         of Directors, and the approval of an amendment to our 2000 Stock Option Plan.

Q:       How does the Board recommend I vote on the proposals?

A:       The Board recommends a vote FOR each of the proposals.

Q:       How do I vote?

A:       You can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf.  There are three ways for you to send in your proxy:

         o        Sign and mail the proxy voting card in the enclosed return envelope;

         o        Call the 800 number listed in your proxy voting instructions to vote by telephone; or

         o        Log on to the Internet at the web site listed in your proxy voting instructions and follow the instructions at that site.

         You may also vote in person at the annual meeting, even if you have already sent in your proxy.

Q:       Who will count the votes?

A:       A representative of EquiServe, our transfer agent, will count the votes and act as the inspector of the election.

Q:       What does it mean if I get more than one proxy card?

A:       If your shares are registered differently, or if they are in more than one account, you may receive more than one proxy card.  Follow the voting instructions on each proxy card to ensure that all of your shares are voted.

Q:       What vote is required to pass an item of business?

A:       A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the meeting is required to elect directors and to approve the amendment to the 2000 Stock Option Plan

                                                                1

         Unless you indicate otherwise on your proxy card, the individuals named as your proxies will vote your shares for all of the nominees for director and for the amendment to our 2000 Stock Option Plan.

Q:       Can I revoke my proxy?

A:       Yes.  There are three ways for you to revoke your proxy before your proxy holder votes your shares:

         o        File a written revocation with Acxiom's corporate secretary before the meeting;

         o        Sign and deliver before the meeting a proxy bearing a later date; or

         o        Vote in person at the meeting.

                                             PROPOSALS YOU MAY VOTE ON

1.       Election of Directors

         There are four nominees for election this year.  Dr. Mary L. Good, Rodger S. Kline, Stephen M. Patterson
         and James T. Womble.  Messrs. Kline, Patterson and Womble are currently members of the Acxiom Board of
         Directors with terms that expire at the meeting.

2.       Approval of an increase in the number of shares available under the 2000 Stock Option Plan

         The Board of Directors has approved a 950,000 share increase in the number of shares available for issuance under the Amended and Restated 2000 Associate Stock Option Plan of Acxiom Corporation (the
         "Plan").  The purpose of the Plan is to align the optionees' interests with the stockholders' and investors' interests; to motivate the optionees to achieve the highest level of performance; to retain key personnel by linking compensation to Acxiom performance; and to attract the best candidates through competitive, growth-oriented plans.  The Board has determined that up to 950,000 additional shares will be needed in order to meet our long-term compensation needs anticipated for fiscal 2005.

         With respect to Proposal 1 - election of directors - the enclosed form of proxy provides a method for you to (1) vote for all nominees as a group, (2) vote only for certain nominees while withholding authority to vote for the other nominees, or (3) withhold authority for all nominees.  Please read the voting instructions contained in the attached proxy for information on how to withhold authority for any or all nominees.  If you withhold authority for a nominee, your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against the nominee, but they will be counted for quorum purposes.  A majority of the votes cast at the meeting is required to elect any director.

         With respect to Proposal 2 - approval of an amendment to the Plan to increase the number of shares available for issuance - the enclosed form of proxy provides a method for you to (1) vote for the amendment, (2)
vote against the amendment, or (3) abstain from voting.  By abstaining, your shares will not be voted either for or against the amendment, but will be counted for quorum purposes.  Provided a quorum is present, a majority of the votes cast at the meeting is required to approve the proposal to increase the number of shares available under the Plan.

         The Board unanimously recommends a vote FOR each of these proposals.  Detailed information on the Board of Directors, including the nominees for election and the amendment to the Plan, is provided below.

         While there may be instances in which you will wish to withhold your vote or abstain from voting, we encourage you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.

                                                                2

         Brokers who hold shares in street name for customers who are beneficial owners of the shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from their customers.  This is commonly referred to as a "broker non-vote."  Broker non-votes will be treated in the same manner as abstentions for quorum and voting purposes (i.e., counted for quorum purposes, but neither being voted for nor against the proposals and, therefore, having no effect on the outcome of the votes).

                                     INFORMATION ABOUT THE BOARD OF DIRECTORS

         Nominees Rodger S. Kline, Stephen M. Patterson and James T. Womble currently are members of the Acxiom
Board of Directors with terms that expire at the 2004 annual meeting.  Dr. Mary L. Good has been nominated by the
Board to serve as a new director.  Dr. Good was originally brought to the attention of the Nominating Committee by Charles Morgan, who is the Chairman of the Board and Company Leader of Acxiom.  If elected, the four nominees will serve for a three-year term.  The names of the other six Board members are: William T. Dillard II, Harry C.
Gambill and Thomas F. (Mack) McLarty, III, whose terms will expire at the 2005 annual meeting; and Dr. Ann Die
Hasselmo, William J. Henderson and Charles D. Morgan, whose terms will expire at the 2006 annual meeting.

         Your proxy holder will vote your shares for the nominees unless you instruct otherwise.  If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority.  In the event of any director's resignation, death, disqualification or inability to serve, the Board will fill the vacancy.

Nominees for Director

The Board nominates the following candidates for election at the 2004 annual meeting.
                                                                                               Director
Name                                   Age    Position                                         Since

Dr. Mary L. Good                       73     Nominee for Director                                -
Rodger S. Kline                        61     Director and Company Operations Leader           1975
Stephen M. Patterson                   53     Director                                         2000
James T. Womble                        61     Director and Client Services Leader              1975

Other Directors
                                                                                               Director
Name                                   Age    Position                                         Since

William T. Dillard II                  59     Director                                         1988
Harry C. Gambill                       58     Director                                         1992
Dr. Ann Die Hasselmo                   59     Director                                         1993
William J. Henderson                   57     Director                                         2001
Thomas F. (Mack) McLarty, III          58     Director                                         1999
Charles D. Morgan                      61     Chairman of the Board and Company Leader         1975

Set forth below is biographical data for the four nominees and the six other directors:

Dr. Mary L. Good is the Dean of the College of Information Science and Systems Engineering at the University of
     Arkansas at Little Rock and is the Donaghey University Professor.  She is also a managing member for Venture
     Capital Investors, LLC, and is a board member of BiogenIdec Inc., IDEXX Laboratories, Inc., Research
     Solutions, LLC, and Delta Bank and Trust.  Previously, Dr. Good served for four years as the Under Secretary for Technology for the Technology Administration in the Department of Commerce in President Clinton's
     administration, while simultaneously chairing the National Science and Technology Council's Committee on
     Technological Innovation (NSTC/CTI) and serving on the National Science and Technology Council's Committee
     on National Security.

                                                                3

     From 1988 - 1993, Dr. Good served as the Senior Vice President of technology at
     Allied Signal, Inc., where she was responsible for technology transfer and commercialization support for new technologies.  During the eight years prior to that, she held the positions of President of Allied Signal's
     Engineered Material Research Center, President of Signal Research Center, Inc., and Director of Research for
     UPO, Inc.  From 1954 - 1980, Dr. Good was a professor at both the University of New Orleans and at Louisiana
     State University, where she achieved LSU's highest professional rank, Boyd Professor.  She was appointed to the National Science Board by President Carter in 1980 and again by President Reagan in 1986.  She served as
     Chairman of that Board until she was appointed in 1991 by President Bush to become a member of the
     President's Council of Advisors on Science and Technology (PCAST).  Dr. Good is an elected member of the
     National Academy of Engineering, a past president of the American Chemical Society, and past president and a
     Fellow of the American Association for the Advancement of Science.  Dr. Good received her B.S. in chemistry from the University of Central Arkansas and her M.S. and Ph.D. degrees in inorganic chemistry from the
     University of Arkansas.  She has received numerous awards and honorary degrees from many colleges and universities, including most recently the College of William and Mary, Polytechnic University of New York,
     Louisiana State University, and Michigan State University.

Mr. Kline serves as Acxiom's Company Operations Leader.  He joined Acxiom in 1973 and has served as a director of the Company since 1975.  Mr. Kline holds a degree in electrical engineering from the University of Arkansas at Fayetteville, where he has served since 1990 as Chairman of the College of Engineering Advisory Council.
     Prior to joining Acxiom, Mr. Kline spent seven years with IBM Corporation and two years as an officer in the
     U.S. Army.

Mr.  Patterson is the former  President,  CEO, and major  shareholder of Leisure Arts, a publishing and direct mail company.  Leisure  Arts was  acquired  by Time  Warner in 1992.  Mr.  Patterson  is  currently  an investor in
     Patterson  Enterprises  for which he served as  President  from  1994-2000.  He  currently  is serving as Vice
     Chairman  of the Board of Trustees of Hendrix  College.  Mr.  Patterson  served on the Board of  Directors  of
     Worthen Bank and its  successor,  Bank of  America-Arkansas,  for 12 years.  Mr.  Patterson  has a bachelor of arts degree from Hendrix College, an electrical  engineering degree from Columbia  University,  and a master's of business administration degree, also from Columbia University

Mr. Womble joined Acxiom in 1974 and serves as a director of the Company as well as one of Acxiom's Client
     Services Organization Leaders.  Prior to joining Acxiom, he was employed by IBM Corporation.  He holds a degree in civil engineering from the University of Arkansas

Mr. Dillard has served since 1968 as a member of the Dillard's, Inc. Board of Directors and is Chief Executive
     Officer of Dillard's, Inc. of Little Rock, Arkansas, a chain of traditional department stores with 329 retail outlets in 29 states.  In addition to serving as a director of Dillard's, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. and serves on the J.P. Morgan Chase & Co. Texas Regional and National
     Advisory Boards.  He holds a master's degree in business administration from Harvard University and a bachelor's degree in the same field from the University of Arkansas.

Mr. Gambill is a director and has held the position of Chief Executive Officer/President of Trans Union LLC, a
     company engaged in the business of providing consumer credit reporting services, analytic models and real estate settlement services since April 1992.  Mr. Gambill joined Trans Union in 1985 as Vice
     President/General Manager of the Chicago Division.  He is past Chairman of the Consumer Data Industry
     Association, and former Director of Damian Services Corp., a temporary staffing technology company.  He holds degrees in business administration and economics from Arkansas State University and is a member of the
     ASU Business School Advisory Board.

Dr. Hasselmo is Managing Director of Academic Search Consultation Service in Washington, D.C., the oldest and largest higher education consultation and academic search firm in the United States focused on college and university presidencies.  Prior to assuming that position, Dr. Hasselmo was Vice President and Partner in
     A.T. Kearney, Inc.'s higher education practice.  From 1992-2001, she served as President of Hendrix College in Conway, Arkansas.  She is a member of the Board of Visitors of Air University of the U.S. Air Force and a
     former member of the Board of Directors of the National Merit Scholarship Corporation. She is past Chair of the Board of Directors for Educational and Institutional Insurance Administrators,the National Association
     of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III
     Presidents Council, and the American Council on Education's Council of Fellows.  Her memberships have included the American Council on Education Board, the Arkansas Repertory Theatre Board, and the NCAA
     Executive Committee.  She formerly served as Dean of the H. Sophie Newcomb Memorial College and Associate
     Provost at Tulane University.  Dr. Hasselmo graduated summa cum laude from Lamar University, earned a master's degree from the University of Houston, and a Ph.D. in counseling psychology from Texas A&M
     University.

                                                                4

Mr. Henderson was the 71st Postmaster General of the United States and the fifth career employee to lead the world's largest postal system.  He served in that position from May 1998 until his retirement in May 2001.
     From 1994 until his appointment as Postmaster General and Chief Executive Officer, Mr. Henderson served as
     Chief Operating Officer.  From 1992-1994, he served as Vice President of employee relations, then became
     Chief Marketing Officer and Senior Vice President.  In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, Greensboro, Memphis and Stockton, among other locations.
     In 1997, Mr. Henderson received the Postal Service's John Wanamaker Award, and in 1998 he received American
     University's Roger W. Jones Award for Executive Leadership.  In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation's professional mailing industry.  Mr. Henderson currently serves as a director of ComScore Networks, the Committee for
     Economic Development, the Marrow Donor Foundation, and Nature's Best magazine.  He is the Chairman of the
     Board of GMS Inc., a partner of Signature Systems, and a Fellow with the National Academy of Public
     Administration.  Mr. Henderson is a graduate of the University of North Carolina at Chapel Hill and served in the U.S. Army.

Mr. McLarty is the Vice Chairman of the Board of Directors of Asbury Automotive Group, Inc., which is one of the largest automotive retailers in the United States.  He is also Chairman and CEO of McLarty Companies, Inc.
     and McLarty Management Company, Inc. of Little Rock, Arkansas, and President of Kissinger McLarty Associates
     of Washington D.C.  He is a board member of the Americas Society of New York City, the Inter-American
     Dialogue of Washington, D.C., Ross University, The Center for the Study of the Presidency, and the M.D.
     Anderson Cancer Center in Houston.  He also serves on the advisory boards of various other entities.  In
     1983 he became chairman and chief executive officer of Arkla, a Fortune 500 natural gas company.  He was appointed by President George Bush to the National Petroleum Council and the National Council on
     Environmental Quality, and he was a member of the St. Louis Federal Reserve Board from 1989 through 1992.
     Beginning in 1992, he served President Clinton in several key positions: Chief of Staff, Counselor to the
     President, and Special Envoy for the Americas, with over five years of service in the President's Cabinet and on the National Economic Council.  He holds a degree in business administration from the University of
     Arkansas.

Mr. Morgan joined Acxiom as an officer in 1972.  He has been Chairman of the Board of Directors since 1975, and serves as Acxiom's Company Leader.  He is also a director and past Chairman of the Board of the Direct
     Marketing Association.  In addition, he serves as a member and is the past Chairman of the Board of Trustees of Hendrix College.  He was employed by IBM Corporation prior to joining Acxiom.  Mr. Morgan holds a mechanical engineering degree from the University of Arkansas.

Corporate Governance

         The Board has adopted a number of measures designed to comply with the requirements of the
Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the final rules of the SEC interpreting and implementing the Sarbanes-Oxley Act, as well as the new listing standards of Nasdaq.  Specifically, the Board has
(1) appointed an independent Audit Committee and Compensation Committee, and has established an independent
Corporate Governance Committee and Nominating Committee; (2) adopted charters for each committee, including a revised Audit Committee Charter which reflects recent changes required under the Sarbanes-Oxley Act; (3) adopted a set of Corporate Governance Principles; (4) adopted Codes of Ethics for the Board, for financial personnel, and for all associates; (5) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company's independent auditors; (6) instituted the practice of scheduling time at each Board and committee meeting for executive sessions of the independent directors; and (7) established a process whereby stockholders may confidentially and anonymously communicate with the independent directors and/or the Audit Committee.

                                                                5

         Copies of the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee
Charter, Nominating Committee Charter, Codes of Ethics, and Corporate Governance Principles are available on the
Company's website at www.acxiom.com.  Also available on the website is information as to how stockholders may contact the Board.

         Acxiom's management and the Board of Directors intend to closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of maintaining full compliance with all applicable laws, rules and regulations.

Board and Committee Matters

          The Board has determined that four of its current members qualify as "independent" directors under
Nasdaq listing standards.  The Board has also determined that Dr. Mary L. Good, who is a nominee for election at this year's annual meeting, qualifies as independent.  If Dr. Good's nomination is approved by the stockholders, half of the Board members will then qualify as independent.  Nasdaq listing standards require that our Board be comprised of a majority of independent directors by the time of our 2005 annual meeting of stockholders, and we intend to comply with that requirement.

         Quarterly meetings of the Board are held to review significant developments affecting Acxiom and to act on matters requiring Board approval.  If issues arise which require the full Board's attention in between the regularly scheduled meetings, special meetings are called.  Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management.

         The Board currently has five standing committees to assist it in the discharge of its responsibilities.
All of the members of the Audit, Compensation, Corporate Governance, and Nominating Committees have been determined by the Board to be "independent" under the Nasdaq listing standards.  A description of each of the committees is set forth below:

Audit Committee

         The members of the Audit Committee are Mr. Patterson (Chair), Mr. Dillard and Dr.
         Hasselmo.

         The Audit Committee reviews Acxiom's financial statements and financial reporting processes, and approves our systems of internal accounting and financial controls.
         This Committee is responsible for the annual independent audit of our financial statements and the engagement of the independent auditors, who report directly to the
         Committee.  In addition, the Committee oversees our internal audit function and various legal compliance programs.  The Committee also has full authority to investigate the financial and business affairs of Acxiom.

         Both Mr. Dillard and Mr. Patterson have been determined by the Board to be "audit committee financial experts," as defined by the Securities Exchange Commission's rules and regulations.  Mr. Dillard currently serves as the CEO of a public company, in which position he supervises the chief financial officer of that company.  Mr.
         Patterson has extensive experience in assessing the performance of companies with respect to the preparation, auditing or evaluation of financial statements, and has served in the past as the assistant treasurer of a public company, in which position he prepared and analyzed financial statements.  Both Mr. Patterson and Mr. Dillard have significant experience in reviewing and analyzing financial statements and in performing similar functions which result in similar expertise and experience.

                                                                6

Compensation Committee

         The members of the Compensation Committee are Mr. Dillard (Chair), Mr. Henderson and
         Mr. Patterson.

         The Compensation Committee annually reviews and approves goals and objectives for the
         Company Leader, evaluates the Company Leader's performance, and sets his compensation level based on this evaluation.  This Committee also approves the compensation for the rest of the Company Leadership Team.  In addition, this Committee approves certain of our compensation plans and administers our stock option plans.

Corporate Governance Committee

         The members of the Corporate Governance Committee are Mr. Henderson (Chair), Mr.
         Dillard, Dr. Hasselmo and Mr. Patterson.

         The Corporate Governance Committee is responsible for reviewing and recommending to the Board the following: corporate governance principles; a management succession plan; the structure of Board committees; the annual compensation of directors; ethics compliance programs; and director orientation and education programs.  In addition, this Committee is charged with reviewing and approving related-party transactions between the Company and any of its officers, directors or affiliates.  This Committee also is responsible for developing and overseeing an annual self-evaluation process for the Board.

Nominating Committee

         The members of the Nominating Committee are Dr. Hasselmo (Chair) and Mr. Henderson.

         The Nominating Committee is responsible for screening and recommending qualified candidates to the Board for membership, and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of stockholders.  All nominations or appointments to the Board are approved by the full
         Board of Directors.  When formulating its membership recommendations, the Committee considers any advice and recommendations offered by the Company Leader or by the stockholders.

         Nominees for director must meet the qualifications set forth in our Corporate
         Governance Principles.  They will be selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties.
         The Nominating Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.

         Any nominees proposed by stockholders will be evaluated in the same manner as nominees proposed by other sources.  Any stockholder nominees must be submitted to the
         Corporate Secretary for consideration by the Nominating Committee at the address and within the timeframe specified below under the section entitled "Stockholder
         Proposals."

Executive Committee

         The members of the Executive Committee are Mr. Morgan (Chair), Mr. Kline and Mr.
         Womble.

                                                                7

         The Executive Committee implements the policy decisions of the full Board and handles routine matters which arise during the interim periods between Board meetings consistent with the authority which has been delegated to the Executive Committee by the Board.

Meetings Held During Past Fiscal Year

         During the past fiscal year, the Board met five times, the Audit Committee met four times, the
Compensation Committee met two times, the Nominating Committee met one time, and the Corporate Governance
Committee met three times.  Action pursuant to unanimous written consent in lieu of a meeting was taken three times by the Compensation Committee and sixteen times by the Executive Committee.  All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year.  Directors are expected to attend all Board and stockholder meetings.
At the 2003 annual meeting of stockholders, four directors were in attendance.

                                            PROPOSAL TO APPROVE AN AMENDMENT TO
                                                 THE 2000 STOCK OPTION PLAN

         We are seeking approval for an amendment to our 2000 Stock Option Plan (the "Plan") to increase the number of shares available under the Plan by 950,000 shares.  There are currently approximately 800 shares available for issuance under the Plan.  Combined with the approximately 692,500 shares available for re-issuance under two former stock option plans, we have a total of approximately 693,300 shares available for future grant.
As of June 11, 2004, options to purchase approximately 18.1 million shares were outstanding.  These options had a weighted average exercise price of $18.50 per share and a weighted average remaining contractual life of 9.6 years.  For the current fiscal year, we intend to issue options primarily in connection with our standard long-term incentive compensation programs and for recruiting and retention purposes.  We have estimated that we will need a maximum of 950,000 additional shares in order to fulfill this year's grants.

         Nearly 17% - approximately 3 million - of our 18.1 million outstanding options are currently under water, i.e., the exercise price is greater than the current market price, primarily as a result of our premium priced option program that was in place from 1993 until 2003.  In addition, we have repurchased approximately 6.6 million shares of our common stock under a stock repurchase program initiated in November 2002, which has had a positive impact on dilution.

         We believe that our use of stock options has served our stockholders well in the past.  In particular, we believe that the premium priced option strategy we began utilizing in 1993 for our long-term incentive ("LTI")
grants during the high-growth period of the 1990's helped motivate our key associates to remain with the company and to focus on business initiatives that enhanced the growth of our business and our stock price.  When we first began granting premium priced options in 1993, the options had terms of ten years, vesting periods of nine years and were granted one-fourth at fair market value, one-fourth at a 50% premium over market, and one-half at a 100%
premium over market.  In 1997 the Compensation Committee changed the option terms from ten to 15 years and changed the percentages so that one-half of all LTI grants were made at market, with one-fourth being made at a
50% premium over market, and one-fourth at a 100% premium over market.  In 1999 the Committee changed the premium levels so that one-half of the LTI grants were made at market, with one-fourth being made at a 25% premium over market, and one-fourth at a 50% premium over market.  The LTI vesting period for options granted from 1999 through the present was changed from nine to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries.

         In 2003, the Compensation Committee amended its stock option policies to be more in line with the prevailing practices among other companies in the information technology industry.  Premium priced grants were discontinued, and the terms of non-statutory options were capped at 12 instead of 15 years.  While the 12-year term is longer than average, we believe that the other conservative features of our long-term incentive program offset the impact of the longer term.  Vesting remains on a six-year schedule, with 20% of the options becoming vested on each of the second through the sixth anniversaries of the grant date.  Our research indicates that approximately 95% of public companies have vesting schedules of five years or less, while 80% of them have vesting schedules of four years or less.  Consequently, our six-year schedule is significantly more conservative than the norm.

                                                                8

         The Compensation Committee continues to take external market and regulatory developments into consideration when determining the Company's stock option strategies and may further revise its policies so as to better align leadership long-term incentive compensation with the Company's business strategies and with stockholder and investor interests.

         The Board of Directors recommends a vote "For" this proposal.

Information About the 2000 Stock Option Plan

         In 2000, the stockholders approved the 2000 Associate Stock Option Plan of Acxiom Corporation.  The
purpose of the Plan is to further the growth and development of Acxiom by offering our associates options to purchase shares of our common stock.  We believe that providing our associates with a proprietary interest in
Acxiom's business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders.  The following summary is a description of the Plan.  A copy of the
Plan as amended and restated is attached to this Proxy Statement as Appendix B, and stockholders are encouraged to read the Plan for a complete understanding of its provisions.

         Grant of Stock Options.  Under the Plan, either incentive stock options or stock options that do not qualify as incentive options (non-qualified stock options) may be granted.  See the discussion below under
"Federal Income Tax Treatment of Options."  To date, only non-qualified stock options have been granted under the
Plan.  We issue each option grant under a separate grant document which includes the following terms:

        o        whether the option is an incentive option or a non-qualified option;
        o        the number of shares of stock which may be purchased upon exercise of the option;
        o        the exercise price to be paid for the shares;
        o        the accepted form of payment for the shares purchased upon exercise;
        o        the required period of continuous service, if any, by the participant; and
        o        any other conditions to be satisfied before the option will vest and become exercisable.

         Shares Reserved for Issuance.  6.5 million shares of Acxiom common stock were initially reserved for issuance under the Plan upon its adoption in 2000.  In 2001, 2002 and 2003, the stockholders approved increases in the amounts of 2.9 million, 2 million, and 975,000, respectively.  If the stockholders approve the current request for an increase of 950,000 shares, the total number of shares reserved under the Plan will be
13,325,000.  Any shares of Acxiom stock subject to an option that are canceled or unexercised within the exercise period will be available for re-issuance under the Plan.  In the event there is any change in the number of shares of Acxiom stock subject to the Plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which options may be granted to any one participant, and the number of shares and the price per share subject to outstanding options will be proportionally adjusted.

         Administration.  The Plan specifies that either the Acxiom Board of Directors or a committee of the
Board comprised solely of independent directors must administer the Plan.  The Compensation Committee of the
Board currently administers the Plan and determines:

        o        to whom (within the class of eligible persons), and when awards will be granted;
        o        whether to grant incentive options, non-qualified options or stock appreciation rights (described below);
        o        the number of shares of stock subject to each grant;
        o        the duration and exercise price of each grant, provided that the exercise price is no less than the fair market value of the stock on the date of grant;
        o        any restriction, limitation, procedure or deferral related to a grant;
        o        any other terms and conditions of the grants, including any acceleration or forfeiture of the options upon the occurrence of certain events; and
        o        the extent to which grants will be made and operate with other benefits provided to associates.

                                                                9

         Section 157 of the Delaware General Corporation Law was amended in 2001 so as to permit corporate officers to grant stock options and other rights to purchase stock.  In accordance with this amendment, the compensation committee of the Board delegated to Company Leader Charles Morgan and Operations Leader Rodger Kline
the authority to grant stock options under our stock option plans and to make corrections to stock option grants provided that:  (1) the number of stock options to be granted by these officers under the initial delegation may not exceed 500,000; (2) the exercise price for all stock options may not be lower than the fair market value of
Acxiom's stock on the date of grant, and may not be higher than 150% of the fair market value on the date of grant; (3) all grants made by the officers must be made pursuant to Acxiom's standard form grant agreements; and
(4) the officers may not make any grants to themselves or to any other person who is required to file stock ownership reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange
Act of 1934.

         The committee or the Board may establish any rules and regulations it considers necessary to administer the Plan.  All determinations of the committee or the Board will be final and conclusive for all purposes.

         Eligible Participants.  Participation in the Plan is limited to employees, officers, directors, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company of Acxiom.
Any Acxiom executive officer named in the Summary Compensation Table of Acxiom's then current proxy statement for any year is not eligible to receive more than 600,000 stock options or stock appreciation rights in any three-year period.

         Exercise Price.  The committee or the Board determines the exercise price of all options granted under the Plan.  The exercise price of all options granted under the Plan may not be less than 100% of the fair market value of Acxiom common stock on the date of the grant.  In the case of an incentive option granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock, the exercise price may not be less than 110% of the fair market value of Acxiom common stock on the date of the grant.  The aggregate fair market value of Acxiom common stock with respect to which incentive options are exercisable for the first time by a participant during any calendar year (determined at the date of grant) may not exceed
$100,000.

         As described above in the Proposal and below in the Report of the Compensation Committee, for a period of ten years (1993 - 2003), we routinely granted long-term incentive options with exercise prices ranging from
25% to 100% above current fair market value as part of our long-term incentive compensation program.

         Option Repricing.  Without the further approval of the stockholders, no outstanding stock option granted under the Plan may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price.  This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom.

         Vesting.  Options granted under the Plan vest and become exercisable by a participant as determined by the committee or the Board, in its sole discretion, as specified in each grant document.  Under the Board's current guidelines, the vesting period is six years, with options vesting in equal parts on the second through the sixth anniversaries of the grant date.

         Exercise Period.  The duration of options granted under the Plan, including the duration of options following a participant's termination of employment, death or disability, is determined by the committee or the
Board in its sole discretion.  Non-qualified options granted under the Plan may not be exercised more than 15 years after the date of grant, and incentive options may not be exercised more than ten years after the date of the grant, although each may be granted for a lesser duration.  Incentive options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

                                                                10

         Payment for Shares.  At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer.  Additionally, a participant may pay the exercise price by one of the following additional forms of payment:

        o       via a "broker's cashless exercise" (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);
        o       by delivering previously-owned shares of Acxiom common stock owned by the participant for at least six months and having a fair market value equal to the exercise price;
        o       by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price;
                or
        o       by any combination of the above.

         Stock Appreciation Rights.  Although this feature has never been utilized, the Plan provides that the committee or the Board may grant stock appreciation rights to participants who have been granted, or who are being granted options under the Plan or as a stand-alone award.  When exercised, a stock appreciation right entitles the participant to receive (in cash or shares of Acxiom common stock as specified in the grant document)
the excess of (1) the fair market value of a share of Acxiom common stock on the date of the exercise over (2)
the price specified in the stock appreciation right.  If stock appreciation rights are identified with shares subject to a stock option, then, unless otherwise stated in the grant document, the participant's associated stock appreciation rights will become exercisable and will terminate upon the same terms as the option.  Stock appreciation rights not identified with an option will become exercisable by a participant and will terminate as determined by the committee or the Board, in its sole discretion, as specified in each grant.  The exercise price of any stock appreciation right will equal (1) for any stock appreciation right identified with a stock option, the exercise price of the option, or (2) for any other stock appreciation right, any price determined by the committee or the Board in its sole discretion.  The provisions of the Plan regarding administration of options, adjustments to grants upon certain events (i.e. reorganization or merger), transferability, conditions to exercise, and alteration, termination or waiver also apply to stock appreciation rights.

         Amendment and Termination.  The Board of Directors may amend the Plan at any time as it deems advisable, and the committee or the Board may amend the terms of outstanding grants; provided, however, that if an amendment would (i) materially increase the benefits to participants under the Plan, (ii) materially increase the aggregate number of shares that may be issued under the Plan, or (iii) materially modify the requirements for eligibility for participation in the Plan, then that amendment must be approved by the stockholders.  To the extent necessary to comply with applicable laws and regulations, including federal tax laws and regulations of the Nasdaq Stock
Market, certain other amendments to the Plan or any outstanding grant may require stockholder approval.  Further, any amendment that would impair the rights of a participant may not be made without the participant's consent.
The Plan may be terminated at any time by the Board.  No termination, however, will adversely affect the terms of any outstanding options.

         Merger or Sale of Acxiom.  In connection with a "change of control" of Acxiom (as defined by the committee or the Board in its discretion, but which may include a merger or consolidation of Acxiom, a sale of all or substantially all of its assets, the acquisition of a significant percentage of the voting power of
Acxiom, or a similar occurrence), the committee or the Board may determine that:  (1) outstanding options are immediately exercisable, and/or (2) outstanding options will terminate within a specified number of days after notice to the participant, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change of control over the exercise price of the option.

         Transferability.  Stock options (other than incentive options) and stock appreciation rights may be transferred (1) by gift or pursuant to a domestic relations order to members of the participant's immediate family, (2) to certain family-controlled entities, or (3) to other entities approved by the committee or the
Board.  Grants made under the Plan may provide that any shares of stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

         Federal Income Tax Treatment.  The following summary of certain federal income tax consequences of the grant and exercise of options and stock appreciation rights under the Plan is based on current U.S. laws and regulations, all of which are subject to change.  This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or stock appreciation right, or any of the underlying shares of common stock.

                                                                11

                Non-Qualified Stock Options.  There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option.  Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and
         Acxiom generally will be entitled to a federal income tax deduction in the same amount.

                  Incentive Stock Options.  There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option.  The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant.
         Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom.  If a participant disposes of shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares.  Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

                  Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant would recognize no taxable income and Acxiom would receive no deduction.  The participant would recognize ordinary income and Acxiom would receive a deduction at the time of exercise equal to the cash and fair market value of Acxiom common stock payable upon exercise.

                                                                12

Benefits to Named Executive Officers and Others

         The following table sets forth information pertaining to the estimated number of options which may be granted in the next twelve months to the individuals and groups described below.  We anticipate that we will continue granting options under the Plan as part of our long-term incentive compensation programs, as well as for recruiting and retention purposes.  In calculating the option value, we utilized the Black-Scholes valuation method based on the fair market value of our common stock ($25.00) as of June 17, 2004.

                                                                        2000 Associate Stock Option Plan
                                                                             of Acxiom Corporation
                                                              ------------------------------------------------------
                                                                      Total
                                                                     Number                            Dollar
                                                                   of Options                          Value
                     Name                                     ----------------------             -------------------
                     ----                                     ----------------------             -------------------

               Charles D. Morgan (1)                                    0                                0

               Rodger S. Kline (1)                                      0                                0

               James T. Womble (1)                                      0                                0

               L. Lee Hodges (1)                                        0                                0

               C. Alex Dietz (1)                                        0                                0

               All Executive Officers as a Group (1)                    0                                0

               All Non-Executive Directors as a Group                   0                                0

               All Non-Executive Officer Employees                  1,225,000                       $14,500,000
               as a Group (2)

_________________________

(1)  The five named executive officers, as well as the other executive officers who are members of our senior leadership team, received a three-year grant of long-term incentive options in August 2002.  They will not be eligible for new grants of LTI options until August 2005.  (See a more detailed discussion below under
     "Components of Compensation" under "Report of the Compensation Committee.")

(2)   The number of long-term incentive stock options to be granted to leaders and other associates who are not executive officers has been calculated based on the granting strategy which was in place for options granted to this group in the prior year.  The Compensation Committee continues to take external market and regulatory developments into consideration when determining the Company's stock option grant practices and may make amendments to its stock option guidelines in the future.  Consequently, the number of options actually granted in the coming year may vary from this estimate.  Also, in addition to the long-term incentive options which we anticipate will be granted to existing associates, options also may be issued for recruiting and retention purposes.

                                                                13

                                               STOCK PERFORMANCE GRAPH

        The graph below compares for each of the last five fiscal years the cumulative total return on
Acxiom's common stock, the Nasdaq Stock Market - U.S. Index, and the Nasdaq Stock Market - Computer and Data
Processing Index.  The cumulative total return on Acxiom's common stock assumes $100 invested on March 31, 1999 in Acxiom's common stock.

        YEAR                                       1999      2000      2001      2002      2003      2004

Acxiom Corporation                                 $100      $125       $79      $ 65      $ 64      $ 83
NASDAQ - US Index                                   100       186        74        75        55        81
NASDAQ - Computer & Data Processing                 100       180        61        62        45        57

        * $100 INVESTED ON 03/31/99 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

                                                                14

                                                  STOCK OWNERSHIP

         The following tables show the ownership of Acxiom common stock by its directors, executive officers and major stockholders.

Holdings of Officers and Directors

         This table shows the amount of Acxiom common stock held by each director or nominee and the named executive officers, as well as all of Acxiom's directors and executive officers as a group, based upon 86,286,850 shares of Acxiom common stock issued and outstanding as of June 11, 2004

   Title of                       Name                              Amount And Nature              Percent Of
    Class                  of Beneficial Owner                   Of Beneficial Ownership             Class
    -----                  -------------------                   -----------------------             -----

   Common                  C. Alex Dietz                               648,721(1)                      *
   Common                  William T. Dillard II                        32,551(2)                      *
   Common                  Harry C. Gambill                             13,171(3)                      *
   Common                  Dr. Mary L. Good                              4,000                         *
   Common                  Dr. Ann Die Hasselmo                         16,150(4)                      *
   Common                  William J. Henderson                         10,892(5)                      *
   Common                  L. Lee Hodges                               165,298(6)                      *
   Common                  Rodger S. Kline                           2,348,732(7)                    2.7%
   Common                  Thomas F. (Mack) McLarty, III                11,462(8)                      *
   Common                  Charles D. Morgan                         4,186,499(9)                    4.9%
   Common                  Stephen M. Patterson                         45,959(10)                     *
   Common                  James T. Womble                           1,667,368(11)                   1.9%
   Common                  All directors, nominees and
                           executive officers, as a group
                           (22 people)                              10,125,449(12)                   11.7%

     *   Denotes less than 1%.

     (1) Includes 18,015 shares held by Mr. Dietz's wife and 305,913 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004 (34,673 of which are held by Mrs. Dietz), of which 185,318 are in the money.

     (2) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

     (3) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

     (4) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

     (5) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

     (6) Includes 148,298 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 112,120 are in the money.

                                                                15

     (7) Includes 385,658 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 214,375 are in the money.

     (8) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

     (9) Includes 584,094 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 324,947 are in the money.

    (10) Includes 967 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 967 are in the money.

    (11) Includes 334,605 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 185,727 are in the money.  Also includes 208,428 option shares which were exercised by Mr. Womble during fiscal year 2003, the receipt of which shares he elected to defer.  These shares will be held for future distribution to Mr. Womble under Acxiom's supplemental executive retirement plan.  Mr. Womble will have no ownership rights in these shares until the deferred distribution date.

    (12) Includes 2,474,215 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 11, 2004, of which 1,571,193 are in the money.

Ownership of Major Stockholders

         The following table lists the persons known by Acxiom to be the beneficial owners of 5% or more of our common stock.  The percentages of outstanding shares listed below are calculated based upon 86,286,850 shares of
Acxiom common stock issued and outstanding as of June 11, 2004.

 Title of Class          Name And Address Of Beneficial          Amount And Nature Of           Percent Of Class
                                      Owner                      Beneficial Ownership
------------------      ----------------------------------    ---------------------------      ------------------

Common                  Legg Mason Funds                             7,614,800(1)                     8.8%
                           Management, Inc.
                        Legg Mason Capital
                           Management, Inc.
                        LLM, LLC
                        100 Light Street
                        Baltimore, MD  21202

Common                  ValueAct Partners LLC                        5,371,549(2)                     6.2%
                        One Maritime Plaza, Suite 1400
                        San Francisco, CA  94111

(1)      Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(2)      Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission.

                                                                16

                                                 EXECUTIVE COMPENSATION

         This table shows the compensation paid for each of the last three fiscal years to Charles D. Morgan,
Company Leader, and the four other most highly compensated executive officers who were serving as executive officers on March 31, 2004.

Summary Compensation Table

                                                                               Long Term
                                                 Annual Compensation         Compensation
                                      ------------------------------------------------------

                                                                              Securities
         Name and                                            Other Annual     Underlying       All Other
         Principal            Year      Salary      Bonus    Compensation     Options(#)      Compensation
         Position                       ($)(1)       ($)        ($)(2)                           ($)(3)
        --------------------------------------------------------------------------------------------------

Charles D. Morgan             2004     $713,333      ___      $217,500               0          $24,703
  Chairman of the Board       2003      688,844      ___             0         203,608           18,273
  and Company Leader          2002      568,700      ___        73,018          81,639           19,167

Rodger S. Kline               2004      471,833      ___       144,000               0           13,130
  Company Operations          2003      455,321      ___             0         134,582           14,758
  Leader                      2002      375,907      ___        48,264          53,962           12,675

James T. Womble               2004      393,000      ___       120,000               0           10,979
  Client Services             2003      379,108      ___             0         112,055           12,404
  Organization Leader         2002      312,987      ___        40,186          44,930           11,484

L. Lee Hodges                 2004      364,458      ___        96,200               0            9,953
  Outsourcing and IT          2003      352,238      ___             0          81,480           11,715
  Services Leader             2002      290,803      ___        32,670          38,114            9,684

C. Alex Dietz                 2004      344,167      ___       107,500               0            8,309
  Products &                  2003      332,208      ___             0          98,192            8,564
  Infrastructure              2002      274,267      ___        35,214          39,371            6,930
  Technology Leader

     (1) In fiscal year 2002, Acxiom associates, including the named executives above, took pay cuts in amounts up to 20% of their base pay.  In fiscal year 2003, their pay was reinstated to pre-2002 levels.  In fiscal year 2004, the named executives were granted pay raises which were instituted in two stages, the first in August 2003 and the second in February 2004.

     (2) This amount represents the named executives' cash incentive pay for each fiscal year.  (See the discussion below of "Cash Incentive Pay" under "Report of the Compensation Committee.")

     (3) This amount represents Acxiom's contribution on behalf of each named executive to the 401(k) plan and supplemental executive retirement plan.

Option Grants for Last Fiscal Year

None of the named executive officers received any stock option grants during the past fiscal year.

                                                               17

Option Exercises and Fiscal Year End Option Values

         This table shows stock options exercised by the named executives during the fiscal year ended March 31,
2004, and the number and value of the options they held at fiscal year end.

                                                            Number of
                                                            Securities                    Value of
                                                            Underlying                   Unexercised
                                                           Unexercised                  In-the-Money
                                                             Options                       Options
                         Shares         Value           at Fiscal Year-End           at Fiscal Year-End
                       Aquired on     Realized              (#)                           ($)
      Name             Exercise (#)       ($)       Exercisable Unexercisable     Exercisable Unexercisable
      ----             ------------       ---       -------------------------     -------------------------

Charles D. Morgan               0     $      0        504,235     347,864         $1,512,046    $930,194
Rodger S. Kline                 0            0        332,839     229,998            996,568     614,259
James T. Womble                 0            0        304,996     191,116          1,076,648     512,657
L. Lee Hodges                   0            0        177,180     152,176            503,389     382,807
C. Alex Dietz              14,448      219,537        232,542     164,820            753,513     450,483

Equity Compensation Plan Information

           The following table contains information about our common stock which may be issued upon the exercise of options under our existing equity compensation plans, as well as pursuant to outstanding warrants, as of March
31, 2004:

                                                                                               (c)
                                              (a)                                     Number of securities
                                      Number of securities            (b)             available for future
                                       to be issued upon       Weighted-average       issuance under equity
                                          exercise of          exercise price of       compensation plans
                                      outstanding options,   outstanding options,     (excluding securities
             Plan category            warrants and rights     warrants and rights   reflected in column (a))
         ---------------------------------------------------------------------------------------------------------

     Equity compensation plans           18,935,102(1)             $18.27                   860,508
     approved by stockholders

     Equity compensation plans not        1,843,814(2)              16.93                     N/A
     approved by stockholders

     Total                               20,778,916                 18.15                   860,508
     -----

     (1) This figure represents stock options issued under approved stock option plans, 1,803,552 of which options were assumed in connection with our acquisitions of May & Speh, Inc., DataQuick
         Information Systems and ProCD, Inc. in 1998, 1996 and 1995, respectively.

     (2) Under the terms of a 1999 data management outsourcing agreement between Acxiom and Allstate Insurance
         Company, one of our clients, an aggregate of 368,290 warrants have been issued to Allstate in connection with annual incremental net revenue increases under the agreement.  The weighted average exercise price of these warrants is $21.09.  Additionally, in fiscal year 2003 we issued
         1,272,024 warrants to Trans Union Employment Screening Services, Inc. ("TUESS") at an exercise price of $16.32 per share in connection with our acquisition of TUESS, and we issued 203,500 warrants to Toplander Corporation at an exercise price of 13.24 per share in connection with our acquisition of Toplander.

                                                                18

Compensation of Directors

         The Corporate Governance Committee establishes the compensation to be paid to the Board of Directors.
In February 2004, each outside director received 2,000 shares of unregistered Acxiom common stock and 2,500 non-qualified stock options as an annual retainer.  The stock option component was added to the retainer in 2003 in order to make the outside directors' compensation more competitive with prevailing market rates.  To date, these grants have been made pursuant to the Company's Amended and Restated Key Associate Stock Option Plan, and
any future grants are anticipated to be made under that plan as well, as long as there are shares available.  In addition to the annual retainer, each outside director receives $2,000 for each Board meeting and $1,000 for each
Committee meeting he or she attends.  The Audit Committee Chairman receives an additional $6,000 per quarter for his services as Chairman.  The outside directors may elect to receive their meeting fees in Acxiom stock, cash or a combination of each.  Outside Board members are also reimbursed for expenses reasonably incurred in connection with their service on the Board.

         The three directors who are members of management do not receive any additional compensation for their service on the Board.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Mr. Dillard, Mr. Henderson and Mr. Patterson.  No
compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of Acxiom serve on the Compensation Committee.

Change in Control Arrangements / Agreements with Management

         The Board of Directors has approved the execution of Executive Security Agreements between Acxiom and certain of its key associates, including the named executive officers listed in the compensation tables above.
Payments under these agreements will be triggered if an associate is terminated (other than for cause) within the three-year period following a change of control, or if he or she resigns for good reason, e.g., a demotion, reduction in salary, relocation, significant change in responsibilities, etc.  The amount payable to an individual under the Agreement is 2.99 times annual compensation if terminated in the first year after a change of control; two times annual compensation if terminated in the second year after a change of control; or one times annual compensation if terminated in the third year after a change of control.

                                       REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors makes decisions on the compensation of Acxiom's leadership team.  The Compensation Committee is composed solely of independent directors.  Set forth below is a report submitted by Mr. Dillard, Mr. Henderson and Mr. Patterson, in their capacity as members of the Board's
Compensation Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

Compensation Policies

         Compensation for Acxiom's leadership is based upon principles designed to align leadership compensation with business strategy, Acxiom values and management initiatives.  The plan is designed to:

        o        align the leaders' interests with the stockholders' and investors' interests,
        o        motivate the leaders to achieve the highest level of performance,
        o        retain key leaders by linking executive compensation to Acxiom performance, and
        o        attract the best candidates through competitive, growth-oriented plans.

                                                                19

         The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity.  Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance.
The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when external, internal and/or individual circumstances warrant it.  Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.  See "Components of Compensation" below.

         The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests and the enhancement of stockholder value.  Thus, the Committee has continued to utilize these elements in the compensation programs for the Acxiom leadership team.

Components of Compensation

         Compensation paid to Acxiom's leaders in the last fiscal year, the separate elements of which are discussed below, consisted of the following:  base pay, cash incentive pay, and long-term incentive compensation
("LTI") granted under Acxiom's stock option plans. The compensation system contained varying compensation levels for determining cash incentive pay and LTI, which provided flexibility in establishing appropriate compensation packages for Acxiom's leadership.  The plan provided for increasingly large percentages of total compensation being weighted towards cash incentive pay and, to an even greater degree, toward LTI. The higher the compensation level, the greater the overall percentage of cash incentive pay and LTI.  Under the plan, the compensation for
Acxiom's senior leaders, who participated in the top three levels of the plan, was as follows: base pay (35-45%);
cash incentive pay (25%); and LTI (30-40%).

         Base Pay - Base pay levels were largely determined through market comparisons.  Actual salaries were based on individual performance contributions and the use of market surveys for comparable companies and positions.  Base salaries for Acxiom's senior leadership were targeted in the last fiscal year to represent
35-45% of total compensation, which includes the annual cash incentive pay and LTI compensation.  For other corporate, group and business unit level leaders, base salaries were targeted at 40-90% of total compensation.

         Cash Incentive Pay - In the past fiscal year, cash incentive pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders.
Attainment of targeted cash incentive pay was largely determined by meeting the Company's earnings per share targets.  For fiscal 2004, there were three payments made amounting to 40% of the total annual opportunity.

         Long-Term Incentive Compensation - The Committee's LTI plan for the past fiscal year was composed of awards of stock options designed to align the long-range interests of Acxiom's leadership team and its stockholders and to assist in the retention of key associates.  The long-term incentives were targeted to represent 30-40% of total compensation for senior leadership and 10-35% for other corporate, group and business unit leaders.  From 1993 - 2002, senior executives were granted the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders.  Their most recent three-year grant occurred in August 2002.  They will not be eligible for new grants of LTI options until 2005.

         Under the Committee's guidelines which were in effect during the fiscal year ending in 2003, the terms of LTI non-statutory options were 15 years, vesting occurred over six years, and the exercise prices were:
one-half at the fair market value on the date of grant, one-fourth at a 25% premium over market, and one-fourth at a 50% premium over market.  When the Committee first began granting premium priced options in 1993, the options had vesting periods of nine years and were granted one-fourth at fair market value, one-fourth at a 50%
premium over market, and one-half at a 100% premium over market.  In 1997 the Committee changed the percentages so that one-half of all LTI grants were made at market, with one-fourth being made at a 50% premium over market, and one-fourth at a 100% premium over market.  In 1999 the Committee changed the premium levels so that one-half of the LTI grants were made at market, with one-fourth being made at a 25% premium over market, and one-fourth at
a 50% premium over market.   The LTI vesting period for options granted from 1999 through the present was changed from nine to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries.

                                                            20

         On May 21, 2003, the Compensation Committee amended its stock option guidelines to be more in line with common practices among other companies in the information technology industry.  Terms of non-statutory options are now capped at 12 instead of 15 years, and all options are now granted at the fair market value of the stock on the date of grant, instead of having half of the options being priced at above-market values.  Vesting remains on a six-year schedule, with 20% of the options becoming vested on each of the second through sixth anniversaries of the grant date.  In previous fiscal years, multi-year grants were made to senior leaders; however, beginning in fiscal year 2004, only annual grants are made.

         The Committee continues to take external market and regulatory developments into consideration when determining the Company's LTI practices and may further update its guidelines so as to better align leadership long-term incentive compensation with the Company's business strategies and with stockholder and investor interests.

         Supplemental Executive Retirement Plan - All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 100% of their pretax income into the plan.  Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the participants' combined contributions under both the SERP and Acxiom's 401K Retirement
Plan.  The Acxiom match is currently paid in Acxiom common stock.

         Other Compensation Plans -  Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

         During the past fiscal year (April 1, 2003 - March 31, 2004), Mr. Morgan received $713,333 in base pay and $217,500 in cash incentive pay.  His base pay was increased 1.4%  effective August 1, 2003 and 1.4% effective
February 1, 2004.  His total fiscal year 2004 increase of 2.8% was made as part of a company-wide program to
implement one-half of all raises in August 2003 and one-half in February 2004.   In the previous fiscal year
(April 1, 2002 - March 31, 2003), Mr. Morgan's base pay was $688,844 and he did not receive any cash incentive pay since the Company's earnings per share targets were not met.  In the year prior (April 1, 2001 - March 31,
2002), Mr. Morgan's base pay was decreased by 20%.  Five percent of his total decrease was mandated by Acxiom, due to the need to reduce expenses following Acxiom's failure to meet its revenue and income targets for fiscal
2001.  The other 15% was voluntary.   In a plan approved by this Committee, substantially all of Acxiom associates' base salaries were cut 5% in April 2001, and all were given the choice of taking additional voluntary cuts in base pay, up to a maximum of 20%, in exchange for stock options.  Options were granted on a $1-for-$1
basis for the 5% cuts, and were granted on a $2-for-$1 basis for the voluntary cuts over and above 5%.   On April
1, 2002, the voluntary pay reductions for all associates, including Mr. Morgan, were reinstated, and the mandatory reductions were phased back in over the course of that year.

         On August 7, 2002, Mr. Morgan was granted 203,608 long-term incentive stock options as part of his total compensation. This was a three-year grant, under the terms of the Committee's LTI strategy in place at the time of grant.  Half of the 203,608 options were granted at an exercise price of $16.35, the fair market value on the date of grant, while one-fourth were granted at an exercise price of $20.55 (125% of the fair market value on the date of grant) and the remaining one-fourth were granted at an exercise price of $24.53 (150% of the fair market value on the date of grant). The options vest over six years. The actual value, if any, Mr. Morgan may ultimately realize will depend on the excess of the stock price over the exercise price on the date he exercises the options.  He will not be eligible for another long-term incentive grant until 2005.  The stock options granted to
Mr. Morgan were intended to further encourage his long-term performance, while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom's common stock.

                                                                21

Section 162(m), "Limit on Deductibility of Compensation Expense"

         Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the
Summary Compensation Table that exceeds $1,000,000.  However, this deduction limit does not apply to
"performance-based compensation" paid pursuant to plans approved by stockholders.  The Board has administered its compensation plans so as to comply with Section 162(m) and to thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with Section
162(m) in the future.

Submitted by the Compensation Committee:

William T. Dillard II, Chairman
William J. Henderson
Stephen M. Patterson

                                           REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors consists of Stephen M. Patterson, Chairman, William T.
Dillard II and Dr. Ann  Die Hasselmo, each of whom has been determined by the Board of Directors to qualify as independent under Nasdaq listing standards.  The Audit Committee reviews Acxiom's financial statements and financial reporting processes, and approves our systems of internal accounting and financial controls.  This
Committee is responsible for the annual independent audit of our financial statements and the engagement of the independent auditors, who report directly to the Committee.  In addition, the Committee oversees our internal audit function and various legal compliance programs.  The Committee also has full authority to investigate the financial and business affairs of Acxiom.  Management has the primary responsibility for the financial statements and the mechanics of the reporting process.  Our independent auditor is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Board of
Directors has adopted a written charter for the Audit Committee, and the Committee has satisfied its responsibilities under the charter for the fiscal year ended on March 31, 2004.  A copy of the amended and restated charter is attached to this proxy statement as Appendix A.

         The Audit Committee met with management periodically throughout the year to consider the adequacy of
Acxiom's internal controls and the objectivity of its financial reporting.  The Audit Committee discussed these matters with the independent auditors and with the appropriate financial personnel and internal auditors.  The
Audit Committee also discussed with Acxiom's senior management and the independent auditors the process used for certifications by Acxiom's Company Leader and Financial Operations Leader now required by the SEC pursuant to the
Sarbanes-Oxley Act of 2002 for certain filings.  The Audit Committee has met privately with the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.  Among other things, the Committee discussed with the independent auditors and the internal auditors the overall scope and plans for the respective audits.

         The Audit Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2004, as well as any material financial or non-financial arrangements of Acxiom which do not appear on the financial statements; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (as amended by Statement on
Auditing Standards No. 90), Communication with Audit Committee; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence
Discussions with Audit Committees; and (4) discussed with the auditors their independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

                                                                22

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2004 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Stephen M. Patterson, Chairman
William T. Dillard II
Dr. Ann Die Hasselmo

                             Fees Billed for Services Rendered by Independent Auditor

           KPMG LLP was our independent auditor during the past fiscal year and also provided other non-audit related services for us.  For the fiscal years ended March 31, 2004 and March 31, 2003, KPMG LLP billed us in the amounts set forth below:

                                                                                             2004            2003

Audit fees (including quarterly reviews) (1)                                             $ 753,399        $ 539,744

Audit-related fees(2)                                                                      643,333          284,180

Tax services(3)                                                                            125,272           15,419

All other fees(4)                                                                          101,768                0

                 Total                                                                 $ 1,623,772        $ 839,343

   (1)   Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Form 10-Q's and 10-K, and audit services provided in connection with other statutory and regulatory filings.

   (2)   Audit-related fees include professional services related to the audit of our financial statements, SAS
         70 reviews of our data centers, acquisition due diligence assistance, reporting on compliance with debt covenants, and audits of employee benefit plans.

   (3)   Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, international tax compliance and tax consulting, and planning services relating to interest computations and international tax changes.  We do not engage KPMG to perform personal tax services for our executive officers.

   (4)   All other fees include advisory services performed in connection with the work being done in preparation for compliance with Section 404 of the Sarbanes-Oxley Act.

         The Audit Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by our independent auditor. The policy requires that the Committee pre-approve all audit services and audit-related services to be performed by the independent auditor.  For non-audit services, our Financial
Operations Leader must provide a written explanation to the Audit Committee of the scope of the services, the reason for choosing the independent auditor over other service providers, the estimated costs, and other pertinent information, and then the Audit Committee or a designated member of the Committee must pre-approve the proposed engagement.  The requirement for pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent of the total amount paid by the
Company to the independent auditor during the fiscal year when the services are provided; (ii) the services were deemed by the management at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved after the fact.  All audit and non-audit services reflected in the table above for fiscal 2004 were pre-approved by the Audit Committee in accordance with the policy.

                                                                23

                                 STATEMENT REGARDING CHANGE IN INDEPENDENT AUDITOR

         On May 15, 2002, the Audit Committee of the Board of Directors approved the engagement of KPMG LLP as the independent auditor for Acxiom.  On May 16, 2002, KPMG LLP replaced Acxiom's former independent auditor,
Arthur Andersen LLP.

         During the two fiscal years ended March 31, 2002 and 2001 and the subsequent interim period through May
16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement.  The independent auditor's report of Arthur Andersen LLP on the consolidated financial statements of Acxiom Corporation and subsidiaries as of and for the years ended March 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two fiscal years ended March 31, 2002 and 2001, and the subsequent interim period through May
16, 2002, KPMG LLP was not consulted by Acxiom, or by anyone on Acxiom's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acxiom's financial statements.

                                                INDEPENDENT AUDITOR

         The Audit Committee has selected KPMG, LLP to serve as our independent auditor for fiscal 2005.  We anticipate that a representative of KPMG, LLP will be present at the 2004 annual stockholders meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

                                            RELATED-PARTY TRANSACTIONS

         Under a 1992 data center management agreement between Acxiom and TransUnion LLC, Acxiom (through a subsidiary, Acxiom CDC, Inc.) acquired all of TransUnion's interest in its Chicago data center and agreed to provide TransUnion with various data center management services.  The current term of the agreement expires in
2005.  In addition to the data center management agreement, TransUnion and Acxiom have entered into other agreements relating to data, software, consulting and other services, and joint marketing of products and services.  In the past fiscal year, we received approximately $74.1 million in revenue from TransUnion and made payments to TransUnion in the amount of approximately $10.8 million pursuant to the various contracts between
us.  In connection with the 1992 data center management agreement, we agreed to use our best efforts to cause one person designated by TransUnion to be elected to our Board of Directors.  TransUnion designated its CEO and
President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected by the stockholders at the 1993 annual meeting.  He was elected to serve additional terms at the 1996, 1999 and 2002 annual meetings. Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement which continued the then-current term through 2002, Acxiom agreed to use its best efforts to cause two people designated by TransUnion to be elected to our Board of Directors.  In addition to Mr. Gambill, TransUnion designated Robert A. Pritzker, an executive officer of Marmon Industrial Corporation, who joined the Board in
October 1994.  Mr. Pritzker resigned from the Board in May 2000 to attend to other business obligations. While these undertakings by Acxiom are in effect until the end of the current term of the agreement (2005), Acxiom has been notified that TransUnion does not presently intend to designate another individual to serve as director.  In addition to the various other agreements between Acxiom and TransUnion, Acxiom has acquired several small businesses from TransUnion in the past.  (See note 3 to the financial statements contained in the Annual Report.)

         During a portion of the past fiscal year we had a consulting agreement with General Wesley K. Clark, who served on our Board of Directors from December 2001 until he announced his candidacy for president of the United
States in September 2003.  Upon his announcement to run for office, our agreement with General Clark was terminated and he subsequently resigned from our Board.  While he was on the Board, General Clark served as a consultant to us in connection with our pursuit of contracts with various government agencies.  We paid General
Clark approximately $70,000 for his services during the past fiscal year.

                                                                25

         Under a former agreement with McLarty Management Company, Inc. ("MMC"), of which one of our outside directors, Thomas F. (Mack) McLarty, III, is Chairman and CEO, Acxiom paid MMC a total of approximately $42,000 during the past fiscal year, which amount represented commissions due on revenue resulting from contracts procured on behalf of Acxiom by MMC in 2001 - 2002.  Under the agreement, which was terminated by Acxiom in
December 2002, MMC, primarily through the services of Mr. F.B. McLarty, the brother of Mack McLarty, assisted us with the development of clients in the travel and entertainment industry.  In December 2002, MMC assigned its rights under the former agreement to BMC Media, Inc. ("BMC"), a company controlled solely by F.B. McLarty.  Also in December 2002, we entered into a new agreement with BMC for the payment of future commissions through 2007 based on the consulting services MMC provided under the prior agreement.  Acxiom paid BMC a total of
approximately $95,000 during the past fiscal year in commissions.   The amount to be paid in the current fiscal
year will be determined by the amount of revenue realized from contracts with the clients previously obtained by
MMC.

         We have contracts with the University of Arkansas at Little Rock (UALR) pursuant to which we provide funding for research projects done by UALR personnel.  We also make charitable contributions to UALR.  Dr. Mary
Good, who has been nominated to serve as a director, is employed by UALR as its Dean of the College of
Information Science and Systems Engineering.  She is not personally the recipient of any Acxiom funding.  The total amount paid to UALR in the past year was approximately $272,000, which is less than half of 1% of UALR's total annual revenues.  We expect to pay a similar amount to UALR in the current year.

         We have several reseller agreements in place with Cognitive Data, Inc. ("CDI").  CDI's president and majority shareholder is the son-in-law of Company Leader Charles Morgan.  The agreements allow CDI to resell our products for standard commissions and reseller discounts. A dispute arose in 2002 based on an alleged processing error by Acxiom which CDI claimed had caused damage to its clients.  Acxiom claimed that CDI had fallen behind in its payments for processing services which had been satisfactorily performed.  A settlement was negotiated in
March 2003 whereby CDI agreed to pay outstanding invoices totaling $858,000 to us by March 31, 2004.  Payments totaling $410,000 were made.  In the interim, CDI continued to purchase products from us for resale to CDI's clients.  Those purchases, coupled with the remaining balance on the 2003 settlement agreement, resulted in an aggregated balance of $1,172,770 at March 31, 2004.  On April 9, 2004, an amendment to the 2003 settlement agreement was made whereby CDI agreed to repay its outstanding balance plus 5% interest in six installments by
March 31, 2005.  As security, CDI  assigned to Acxiom its share of revenue from a prospective joint client to the extent necessary to repay the outstanding balance owed, and agreed to grant us a perpetual, world-wide, royalty-free license to all of CDI's software, technology, and process flows in the event CDI breaches the settlement agreement.

         Acxiom is a corporate sponsor of a celebrity race truck in the NASCAR Craftsman Truck Series.  The 2003 sponsorship agreement was with RM Promotions, LLC ("RMP").  Rob Morgan, an employee and majority owner of RMP, is the son of Charles Morgan, who held a minority interest in RMP until January 1, 2004.  The 2004 sponsorship agreement is with Morgan-Dollar Motorsports, LLC ("MDM"), 51% of which is owned by RMP.  As of January 1, 2004,
Charles Morgan held no ownership interest in either RMP or MDM.  In exchange for the race sponsorship fees, the
Acxiom brand is displayed on the sponsored race vehicles, drivers' uniforms, transporter vehicles, press kits, and NASCAR collectibles offered to the public, and hospitality services are made available for Acxiom clients at race events.  The sponsorship fee paid to RMP in the prior year was $1,500,000, and the amount to be paid to MDM in the current year is $975,000.

         Acxiom leases an aircraft from MorAir, Inc., a corporation owned by Charles Morgan.  The average monthly payment made in the past fiscal year was approximately $58,000, plus maintenance and insurance.  The term of this aircraft lease expires in August 2006.  Payments under the lease are expected to average $75,000 per month, plus maintenance and insurance, in the current fiscal year.  The terms of this lease are comparable to those that could have been obtained from an unrelated third party.

                                                                25

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom's executive officers, directors, and the owners of more than ten percent of our stock to file reports of ownership and changes in ownership with the SEC.  These reports are also filed with the National Association of Securities Dealers, Inc.  A copy of each report is furnished to Acxiom.

         SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a)
reports.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2004, we believe that all Section 16(a) filing requirements were met during the last fiscal year.  We have recently determined, however, that during the prior fiscal year, there was a delinquency.  One of our executive officers, David Allen, is a participant in our U.K.
ShareSave Scheme.  Mr. Allen inadvertently failed to timely report the receipt of 1,971 shares which were converted into shares in November 2002 from cash which had been withheld from his paychecks for a five-year period, which is the mandatory savings period required under the ShareSave Scheme.

                                               STOCKHOLDER PROPOSALS

         Stockholders who intend to present proposals at the 2005 Annual Meeting, and who wish to have those proposals included in Acxiom's Proxy Statement for the 2005 Annual Meeting, must ensure that those proposals are received by the Corporate Secretary at 1 Information Way, Little Rock, Arkansas 72202 prior to February 25,
2005.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for Acxiom's 2005 Annual Meeting.

                                             EXPENSES OF SOLICITATION

         Acxiom will bear the expense of preparing and mailing the proxy.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties.  We have retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for fees which are expected not to exceed $20,000.

                                          HOUSEHOLDING OF PROXY MATERIALS

         If you and others who share your mailing address own any stock held in street name (i.e., stock held in a brokerage account), you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in these accounts.  This practice, known as "householding,"
is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2004 Annual Report have been sent to your address.  Each stockholder will continue to receive a separate voting instruction form.

         If you would like to receive an extra copy of the 2004 Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to Catherine L. Hughes, Secretary, Acxiom Corporation, 1 Information Way,
Little Rock, Arkansas  72202, or by calling 1-501-342-1336.  Each document is also available in digital form for download or review by visiting the "Investor Relations" page on our website at www.acxiom.com.

         If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding
Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or call 1-800-542-1061, and provide your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.  You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

                                                                26

                                                   OTHER MATTERS

         The Board does not intend to present any items of business other than those listed in the Notice of
Annual Meeting of Stockholders above.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.
Discretionary authority to vote on other matters is included in the Proxy.  The materials referred to in this proxy statement under the captions "Report of the Compensation Committee," "Report of Audit Committee," and
"Stock Performance Graph" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation reference in any filings made under the
Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                       By Order of the Board of Directors

                                                              Catherine L. Hughes
                                                                     Secretary

Little Rock, Arkansas
June 25, 2004

                                                                 27

                                                    APPENDIX A

                                                ACXIOM CORPORATION
                                              AUDIT COMMITTEE CHARTER
                                              (Revised May 26, 2004)

                                                   Organization

         This charter ("Charter") governs the operations of the Audit Committee ("Committee") of the Board of
Directors of Acxiom Corporation (the "Company").  The Committee shall review and reassess at least annually this
Charter and the performance of the Committee and obtain the approval of the Board of Directors for any changes determined appropriate by the Committee.  The Committee shall be appointed by the Board of Directors and shall satisfy any criteria imposed on members of the Committee pursuant to the federal securities laws or the rules and regulations of the Securities and Exchange Commission (the "SEC") or The Nasdaq Stock Market ("Nasdaq").

                                                Statement of Policy

         The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the independent auditor's engagement, independence and qualifications, the internal audit function, and the legal compliance and ethics programs as established by management and the Board.  In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors, and management of the Company.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain outside counsel or other experts as the Committee determines necessary to carry out its duties.  The Committee shall be entitled to obligate the Company to pay the fees and expenses of the independent auditor and any outside advisors engaged by the Committee in accordance with this Charter and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                                          Responsibilities and Processes

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.  Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The Committee should take appropriate actions to establish and maintain processes to achieve desirable financial reporting, business risk practices, and corporate behavior.

         The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as it deems appropriate.

        1)    The Committee shall no less than annually review and approve in advance the engagement of the independent auditor to audit the annual financial statements of the Company and its subsidiaries.
              The Committee may meet with management and solicit its views as to the engagement of the independent auditors, but the Committee shall retain the ultimate authority and responsibility for such engagement.  To the extent required by law, the Committee shall approve in advance all audit services to be performed by the independent auditor and any non-audit services that may be performed by the independent auditor.  The Committee may delegate the authority to grant pre-approvals of non-audit services to one or more of its designated members.  The decisions of any designee to pre-approve non-audit services shall be reported to the full Committee at its next regular meeting.

                                                                   A-1

        2)    The Committee shall ensure that the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall adhere to all applicable rotation requirements.

        3)    The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the
              Company's shareholders.  The Committee shall have the ultimate authority and responsibility to evaluate, compensate, oversee and replace the independent auditors.  The independent auditors shall report directly to the Committee.  The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the
              Independence Standards Board.  The Committee shall take appropriate action in response to these disclosures to satisfy itself of the independent auditors' independence.

        4)    The Committee shall obtain and review reports from the independent auditors as required by applicable law or regulation.  Taking into account the opinions of management and the internal auditor, the
              Committee shall evaluate the qualifications, performance and independence of the independent auditors, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the independent auditors.  The Committee shall take appropriate action to ensure high-quality audits by, and the continuing independence of, the independent auditors.

        5)    The Committee shall discuss with the independent auditors and the internal auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.  Also, the Committee shall discuss with management, the independent auditors and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.  The Committee shall meet separately with the independent auditors and internal auditors, with and without management present, to discuss the results of their examinations, including any audit problems and difficulties and management's response.  Further, the Committee shall be responsible for resolving any disagreements between management and the independent auditors or the internal auditors regarding financial reporting.

        6)    The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company's Quarterly Reports on Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the
              Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq.  Without relieving the full
              Committee of its responsibility to undertake the foregoing review and discussion, the Chairman of the Committee may represent the entire Committee for purposes of undertaking the review and discussion prior to the filing of the Company's Quarterly Reports on Form 10-Q.

        7)    The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq.

        8)    The Committee shall discuss with management and the independent auditors the disclosures in the
              Company's periodic reports under "Management's Discussion and Analysis of Financial Condition and
              Results of Operations," including any significant changes in the Company's selection or application of accounting principles, the development, selection and disclosure of critical accounting policies, practices and estimates, analyses of the effect of alternative accounting treatments on the Company's financial statements, and the use of "pro forma" or "non-GAAP financial measures."

                                                                A-2

        9)    The Committee shall discuss with management and the independent auditor the Company's earnings press releases, as well as guidance and other financial information provided to analysts, rating agencies and other constituencies in the investment community.  The Committee's responsibility to discuss earnings releases, financial information and earnings guidance may be done generally through discussions of the types of information to be disclosed and the type of presentation to be made.
              Without relieving the full Committee of its responsibility to undertake the foregoing general discussion, the Chairman of the Committee shall discuss with management and the independent auditor each of the Company's earnings releases, financial information and earnings guidance prior to public dissemination.

        10)   Unless the Board assigns this function to another committee comprised solely of independent directors, the Committee shall review and approve any transaction between the Company and any officer, director or affiliate of the Company that would be required under SEC rules and regulations to be disclosed in the Company's annual proxy statement.

        11)   The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding the Company's accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters in accordance with the provisions of the federal securities laws and the rules and regulations of the SEC and Nasdaq.

        12)   In connection with each Quarterly Report on Form 10-Q and Annual Report on Form 10-K of the Company, the
              Committee shall discuss with management and the independent auditor the most recent evaluation of the Company's disclosure controls and procedures and any assessment or attestation of the Company's internal controls that is required to be disclosed in such periodic report.

        13)   The Committee shall provide a report of its activities regularly to the Board.

        14)   The Committee shall undertake all further actions and discharge all further responsibilities imposed upon it from time to time by the federal securities laws, the rules and regulations of the SEC and
              Nasdaq or any other statute or regulation applicable to the Company from time to time.

        15)   The Committee shall make available in the Company's Proxy Statement for its Annual Meeting of
              Shareholders a report that discloses:  (a) that the Company has an Audit Committee and whether the members of the Committee are independent of the Company and management in accordance with the federal securities laws and the rules and regulations of the SEC and Nasdaq; (b) that the Committee has a written charter and has satisfied its responsibilities under the charter for the prior year;
              (c) whether or not the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and discussed with the independent auditors the matters required to be discussed by SAS 61; and (d) whether the Committee has received from the independent auditors disclosures regarding their independence required by the Independence Standards Board.  In addition, the report shall include a statement whether, based on the review and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the immediately preceding fiscal year.  Finally, the Company's Proxy Statement shall include a copy of the Audit Committee charter at least every three years or for any year in which there has been a significant amendment to the charter.

                                                                A-3

                                                    APPENDIX B

                                               AMENDED AND RESTATED
                                         2000 ASSOCIATE STOCK OPTION PLAN
                                                        OF
                                                ACXIOM CORPORATION

        1.   Establishment and Purpose.  The purpose of the 2000 Associate Stock Option Plan of Acxiom Corporation
(the "Plan") is to further the growth and development of Acxiom Corporation (the "Company") and any of its
present or future Subsidiaries and Affiliated Companies (as defined below) by granting to certain Associates (as defined below) of the Company and any Subsidiary or Affiliated Company options to purchase shares of Common Stock
(as defined below) of the Company, thereby offering such Associates a proprietary interest in the Company's business and a more direct stake in its continuing welfare, and aligning their interests with those of the
Company's shareholders.  This Plan is also intended to assist the Company in attracting and retaining talented
Associates, who are vital to the continued development and success of the Company.

        2.   Definitions.  The following capitalized terms, when used in the Plan, will have the following meanings:

                (a)  "Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

                (b)  "Affiliated Company" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company or any of its Subsidiaries has an ownership interest.

                (c)  "Associate" means any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its
         Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the
         Company, its Subsidiaries or its Affiliated Companies.

                (d)  "Board" shall mean the Board of Directors of the Company.

                (e)  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                (f)  "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in
         Section 18 of the Plan.

                (g)  "Committee" means a committee of the Board whose members are appointed by the Board from time to time.
         All of the members of the Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee
         Directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such
         Committee to so qualify shall not be deemed to invalidate any Stock Option granted by such Committee.

                (h)  "Date of Grant" means the date specified by the Committee or the Board, as applicable, on which a grant of Stock Options or Stock Appreciation Rights will become effective.

                (i)  "Exercise Price" means the purchase price per share payable upon exercise of a Stock Option.

                                                                B-1

                (j)  "Fair Market Value" means, as of any applicable determination date or for any applicable determination period, the fair market value of the Common Stock as determined by the Committee or Board.

                (k)  "Grant Documents" means any written agreement, memorandum or other document or instrument, authorized by the Committee or Board, evidencing the terms and conditions of a Stock Option or Stock Appreciation
         Right grant under the Plan.

                (l)  "Incentive Stock Option" means a Stock Option intended to be and designated as an "Incentive Stock
         Option" within the meaning of Section 422 of the Code.

                (m)  "Legal Requirements" mean any laws, or any rules or regulations issued or promulgated by the Internal
         Revenue Service (including Section 422 of the Code), the Securities and Exchange Commission, the
         National Association of Securities Dealers, Inc., The Nasdaq, Inc.'s National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan.

                (n)  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                (o)  "Participant" means a person who is selected by the Committee or the Board, as applicable, to receive
         Stock Option or Stock Appreciation Right grants under the Plan and who is at that time an Associate.

                (p)  "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

                (q)  "Stock Appreciation Right" means the right pursuant to an award granted under Section 12 of the Plan, to surrender to the Company all (or a portion) of such right and, if applicable, a related Stock Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 12.

                (r)  "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 4 of the Plan.

                (s)  "Strike Price" shall have the meaning set forth for such term in Section 12(b) of the Plan.

                (t)  "Subsidiary" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.

        3.  Administration.  The Plan shall be administered by the Committee and the Board.  Each of the Committee
or the Board has the full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:

                (a)  select the Associates eligible to become Participants under the Plan;

                (b)  determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options or Stock
         Appreciation Rights are to be granted hereunder to one or more Associates;

                (c)  determine the number of shares of Common Stock to be covered by each such grant;

                (d)  determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder
         (including, but not limited to, the Exercise Price or Strike Price and any restriction, limitation, procedure, or deferral related thereto, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option, or the shares of stock relating thereto, or any Stock Appreciation Right, based in each case on such guidelines and factors as the Committee or Board shall determine from time to time in its sole discretion); and

                                                                B-2

                (e)  determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan.

         Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provision of the Plan and any Stock Option or Stock Appreciation Right grant issued under the Plan (and any
Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.

         Each of the Committee and the Board shall also have the authority to provide, in its discretion, for the rescission, forfeiture, cancellation or other restriction of any Stock Option or Stock Appreciation Right granted under the Plan, or for the forfeiture, rescission or repayment to the Company by an Associate or former Associate of any profits or gains related to the exercise of any Stock Option or Stock Appreciation Right granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company.

         All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee's or Board's sole discretion and shall be final and binding on all persons including the Company and any Participant.  No member of the Committee or Board will be liable for any such action or determination made in good faith.

         Notwithstanding any provision of the Plan to the contrary, the Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Sections 4, 6, 7, 8, 10, 11, 12, 17 or 18 hereof with respect to Stock Options or Stock
Appreciation Rights granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

        4.  Grant of Stock Options.  The Committee or the Board may from time to time authorize grants of Stock
Options to any Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in this Plan.  Each grant will specify, among other things, the number of shares of
Common Stock to which it pertains; the Exercise Price, the form of payment to be made by the Participant for the shares purchased upon exercise of the Stock Option and the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable.  Stock Options granted under the Plan may be either Non-Qualified Stock Options or Incentive Stock Options.  The Committee or
Board, at the time each Stock Option is granted, shall designate such option as either a Non-Qualified Stock
Option or an Incentive Stock Option.

         Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).

         Each Stock Option granted under this Plan will be evidenced by Grant Documents delivered to the
Participant containing such further terms and provisions, consistent with the Plan, as the Committee or Board may approve in its discretion.

        5.  Shares Subject to the Plan.  The total number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed in the aggregate 13,325,000 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or Board.
Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.  The shares of
Common Stock available for issuance under the Plan will be subject to adjustment as provided in Section 18 below.

                                                                B-3

        6.  Eligible Participants.  All Associates shall be eligible to receive Stock Options and thereby become
Participants in the Plan, regardless of such Associate's prior participation in the Plan or any other benefit plan of the Company.  No executive officer named in the Summary Compensation Table of the Company's then current
Proxy Statement shall be eligible to receive in excess of 600,000 Stock Options or Stock Appreciation Rights in
any three-year period.

        7.  Exercise Price.

                (a) The Exercise Price for each share of Common Stock purchasable under any Stock Option shall be not less than 100% of the Fair Market Value per share on the Date of Grant as the Committee or Board shall specify.  All such Exercise Prices shall be subject to adjustment as provided for in Section 18 hereof.

                (b) If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of
         Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or
         Affiliated Companies, then the following special provisions shall be applicable to any Incentive Stock
         Options granted to such individual:

                        (i)      The Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the Date of Grant; and

                        (ii)     The Incentive Stock Option shall not have a term in excess of five (5) years from the Date of Grant.

        8.  Exercise Period.  Subject to Section 18 hereof, the period during which a Stock Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the "Exercise Period") shall be such period of time as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Option.  If the Committee or Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in its sole discretion.

         The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), although such options may be granted for a lesser duration.  The duration of Non-Qualified Stock Options shall be for such period as determined by the Committee or Board in its sole discretion.

        9.  Exercise of Option.  Subject to Section 18 hereof, a Stock Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the
Company specifying the number of shares of Common Stock to be purchased by Participant.  Such notice shall be accompanied by payment of the Exercise Price in accordance with Section 10 below.

        10. Payment for Shares.  Full payment of the Exercise Price for shares purchased upon exercise of a Stock
Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:

                (a)  Cash, by check or electronic funds transfer;

                                                                B-4

                (b)  Pursuant to procedures approved by the Company, through the sale (or margin) of shares of Common Stock acquired upon exercise of the Stock Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan) proceeds sufficient to pay for the Exercise Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;

                (c)  By delivering previously-owned shares of the Company's Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;

                (d)  By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the
         Participant upon exercise of a Stock Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the aggregate Exercise Price; or

                (e)  By any combination of the foregoing;

provided however, that the payment methods described in clauses (c), (d) or (e) immediately above shall not be available to a Participant (i) without the prior consent of either the Committee or Board, or its authorized designee(s) and (ii) if at any time that the Company is prohibited from purchasing or acquiring shares of Common
Stock under applicable law. The Committee may permit a Participant to defer the issuance of any shares, subject to such rules and procedures as it may establish.

         The Company will issue no certificates for shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a shareholder until certificates for the shares purchased are issued to him or her; provided however, that for purposes of this Section 10, full payment shall be deemed to be received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (b) immediately above.

        11.  Withholding Taxes.  The Company may require a Participant exercising a Non-Qualified Stock Option or
Stock Appreciation Right granted hereunder to reimburse the Company (or the entity which employs such
Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the shares.  Such withholding requirements may be satisfied by any one of the following methods:

                (a)  A Participant may deliver cash in an amount which would satisfy the withholding requirement;

                (b)  A Participant may deliver previously-owned shares of Common Stock (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement; or

                (c)  With the prior consent of either the Committee or Board, or its authorized designee, a Participant may request that the Company (or the entity which employs such Participant) withhold from the number of shares otherwise issuable to the Participant upon exercise of a Stock Option such number of shares
         (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.

        12.  Stock Appreciation Rights.

                (a)  When granted, Stock Appreciation Rights may, but need not be identified with a specific Stock Option
         (including any Stock Option granted on or before the Date of Grant of the Stock Appreciation Rights) in
         a number equal to or different from the number of Stock Appreciation Rights so granted.  If Stock
         Appreciation Rights are identified with shares subject to a Stock Option, then, unless otherwise provided in the applicable Grant Document, the Participant's associated Stock Appreciation Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Stock Option or the exercise of such Stock Option.

                                                                B-5

                (b)  The "Strike Price" of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with a Stock Option, equal the Exercise Price of such Stock Option, or (ii) for any other
         Stock Appreciation Right, be not less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant as the Committee or Board shall specify.

                (c)  Subject to Section 18 hereof, (i) each Stock Appreciation Right which is identified with any Stock
         Option grant shall vest and become exercisable by a Participant as and to extent that the related Stock
         Option which respect to which such Stock Appreciation Right is identified may be exercised and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Appreciation Right.

                (d)  Subject to Section 18 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights.
         Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with shares of Common Stock subject to a Stock Option shall result in the cancellation or forfeiture of such Stock Option to the extent of such exercise of such Stock
         Appreciation Right.

                (e)  The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the
         Fair Market Value of a share of Common Stock on the date of such exercise, minus (ii) the Strike Price of such Stock Appreciation Right.  Such benefit shall be payable in cash, except that the Committee or
         Board may provide in the Grant Documents that benefits may be paid wholly or partly in shares of Common
         Stock.

        13.  Loans or Guarantee of Loans.  The Committee or Board, or its authorized designee(s), may authorize the extension of a loan to a Participant by the Company (or the guarantee by the Company of a loan obtained by a
Participant from a third party) in order to assist a Participant to exercise a Stock Option granted under the
Plan.  The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee or Board, or its authorized designee(s).  Loans and guarantees may be granted without security, the maximum credit available being the Exercise Price of the Stock Option sought to be exercised plus any federal and state income tax liability incurred upon exercise of the Stock Option.

        14.  Transferability.

                (a)  Incentive Stock Options granted under this Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.

                (b)  Non-Qualified Stock Options and Stock Appreciation Rights (subject to the limitations in paragraph (c)
         below) granted under the Plan may be transferred by a Participant to: (i) the Participant's family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s)
         in which the Participant's family members have a greater than 50% beneficial interest; and (iii) family partnerships and/or family limited liability companies which are controlled by the Participant or the
         Participant's family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i) and (ii)
         immediately above, for value.  The Committee or Board, or its authorized designee(s) may, in its sole discretion, permit transfers of Non-Qualified Stock Options or Stock Appreciation Rights to other persons or entities upon the request of a Participant.  Subsequent transfers of previously transferred
         Non-Qualified Stock Options or Stock Appreciation Rights may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the Board, or its authorized designee(s).  Otherwise, such transferred options may be transferred only by will or the laws of descent and distribution.

                                                                B-6

                (c)  Notwithstanding the foregoing, if at the time any Stock Option is transferred as permitted under this
         Section 14, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Stock Option, then the transfer of such Stock Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such Stock Appreciation Right shall not be transferable other than as part of the transfer of the Stock Option to which it relates.

                (d)  Concurrently with any transfer, the transferor shall give written notice to the Plan's then current
         Stock Option administrator of the name and address of the transferee, the number of shares being transferred, the Date of Grant of the Stock Options or Stock Appreciation Rights being transferred, and such other information as may reasonably be required by the administrator.  Following transfer, any such
         Stock Options or Stock Appreciation Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The provisions of the Plan and applicable Grant
         Documents shall continue to be applied with respect to the original Participant, and such Stock Options or Stock Appreciation Rights shall be exercisable by the transferee only to the extent that they could have been exercised by the Participant under the terms of such Grant Documents.  The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Stock
         Option or Stock Appreciation Right.

        15.  Conditions to Exercise of Options.  The Committee or Board may, in its discretion, require as conditions to the exercise of Stock Options or Stock Appreciation Rights and the issuance of shares thereunder either (a)
that a registration statement under the Securities Act of 1933, as amended, with respect to the Stock Options or
Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Stock Option or
Stock Appreciation Right and, at the time of exercising the Stock Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the
Company; and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

        16.  Conditions to Effectiveness of the Plan.  No Stock Option of Stock Appreciation Right shall be granted or exercised if the grant of the Stock Option or Stock Appreciation Right, or the exercise and the issuance of shares or other consideration pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

        17.  Alteration, Termination, Discontinuance, Suspension, or Amendment.

                (a)  Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing a Stock Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option or
         Stock Appreciation Right may be exercised, to extend the expiration date of the Stock Option or Stock
         Appreciation Right, to waive any other condition or restriction applicable to such Stock Option or Stock
         Appreciation Right or to the exercise of such Stock Option or Stock Appreciation Right, to reduce the
         Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right, to amend the definition of a change in control of the Company (if such a definition is contained in such
         Grant Documents) to expand the events that would result in a change in control of the Company and to add a change in control provision to such Grant Documents (if such provision is not contained in such Grant
         Documents) and may amend any such Grant Documents in any other respect with the consent of the
         Participant.

                                                                B-7

                (b)  Subject to the requirements of paragraph (c) below, the Plan may be amended from time to time by the
         Board or any duly authorized committee thereof.

                (c)  If required by any Legal Requirement, any amendment to the Plan or any Grant Document will also be submitted to and approved by the requisite vote of the shareholders of the Company.  If any Legal
         Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to Stock Options or Stock Appreciation Rights, the Board and the
         Committee each reserves the right to amend the Plan or any Grant Documents evidencing a Stock Option or
         Stock Appreciation Right to the extent of any such requirement, amendment or supplement, and all Stock
         Options or Stock Appreciation Rights then outstanding will be subject to such amendment.

                (d)  Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the shareholders of the Company, reprice any outstanding Stock Option by either lowering the Exercise Price thereof or canceling such outstanding Stock Option in consideration of a grant having a lower Exercise Price.  This paragraph 17(d) is intended to prohibit the repricing of
         "underwater" Stock Options without prior shareholder approval and shall not be construed to prohibit the adjustments provided for in Section 18 hereof.

                (e)  The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Stock Option or Stock Appreciation Right.

                (f)  The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliated Company would otherwise have to terminate a
         Participant's employment or other service at any time.

                (g)  If an amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the
         Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be subject to shareholder approval.

        18.  Adjustment of Shares; Effect of Certain Transactions.  Notwithstanding any other provision of the Plan to the contrary, in the event of any change in the shares of Common Stock subject to the Plan or to any Stock
Option or Stock Appreciation Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee or Board as to the (i) maximum number of shares of Common Stock subject to the Plan, (ii) maximum number of shares of Common Stock for which Stock Options or Stock Appreciation
Rights may be granted to any one employee, and (iii) the number of shares of Common Stock and price per share subject to outstanding Stock Options or Stock Appreciation Rights as shall be equitable to prevent dilution or enlargement of rights under previously granted Stock Options or Stock Appreciation Rights.  The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would disqualify any
Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

         The Committee or Board may determine, in its discretion, that Stock Options and Stock Appreciation
Rights may become immediately exercisable upon the occurrence of a transaction involving a "change in control" of the Company, which transactions shall be as defined in the Grant Documents pursuant to which Stock Options or
Stock Appreciation Rights are granted.  A "change in control" transaction may include a merger or consolidation of the Company, a sale of all or substantially all of its assets, or the acquisition of a significant percentage of the voting power of the Company, or such other form of transaction as the Committee or Board determines to constitute a change in control.

                                                                B-8

         The Committee or Board, in its discretion, may also determine that, upon the occurrence of such a
"change in control" transaction, each Stock Option or Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value of the shares immediately prior to the occurrence of such transaction
(which shall be no less than the value being paid for such shares pursuant to such transaction) over the Exercise
Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in its discretion shall determine.

        19.  Use of Proceeds.  Proceeds realized from the sale of Common Stock pursuant to Stock Options granted hereunder shall constitute general funds of the Company.

                                                                B-9

(Side 1)
PROXY                                                                                                     PROXY
                                                          ACXIOM CORPORATION
                                      This Proxy Is Solicited on Behalf of The Board of Directors
                                                for the Annual Meeting of Stockholders
                                                     to be Held on August 4, 2004

The undersigned hereby appoints Catherine L. Hughes and Robert S. Bloom as Proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 16, 2003, at the Annual Meeting of Stockholders to be
held at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas at 10:00 a.m., on August 4, 2004, or any
postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS
MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                        Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                              SEE REVERSE

                                                                 SIDE

  (Side 2)

   [X]  Please mark your
        votes as in this
        example.

                                     FOR all nominees       WITHHOLD
                                     listed at right        AUTHORITY

  1.     Election of                       [ ]                 [ ]         (INSTRUCTION:  To withhold authority to vote for an
         directors                                                         individual nominee, strike a line through the nominee's
                                                                           name in the list below.)

                                                            Nominees:      Dr. Mary L. Good        Rodger S. Kline

                                                                           Stephen M. Patterson    James T. Womble

                                                                            FOR          AGAINST          ABSTAIN

  2.     Approval of an increase in the number of shares available          [ ]            [ ]             [ ]
         under the 2000 Stock Option Plan

                        ------------------------------------------------------------------------------------
                                 The Board of Directors recommends a vote FOR Proposals 1 and 2
                        ------------------------------------------------------------------------------------

  3.     In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

  SIGNATURE(S)_________________________________________________________________ DATED:_____________________________________, 2004
  NOTE:    Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.